CONNER &WINTERS

OKLAHOMA CITY	D. Richard Funk Randolph L. Jones, Jr.	ATTORNEYS & COUNSELORS AT LAW	Mark D. Berman Katherine G. Coyle	OF COUNSEL EMERITUS
Irwin H. Steinhorn	P. David Newsome, Jr.	Conner & Winters, P.C.	Rebecca S. Woodward	John E. Barry
John W. Funk	J. Ronald Petrikin	1700 One Leadership Square	Beverly K. Smith	James R. Ryan
Jared D. Giddens	Larry B. Lipe	211 North Robinson	Melodie Freeman-Burney	Russell H. Harbaugh, Jr.
Kiran A. Phansalkar	James E. Green, Jr.	Oklahoma City, Oklahoma 73102-7101	R. Richard Love, III	David O. Cordell
Mitchell D. Blackburn	Martin R. Wing	405-272-5711	Robert D. James
Mark H. Bennett	John W. Ingraham	Fax 405-232-2695	Stephen R. Ward	NORTHWEST ARKANSAS
Bryan J. Wells	Andrew R. Turner	www.cwlaw.com	Jeffrey R. Schoborg
Laura L. McCasland	Gentra Abbey Sorem	Writer's Direct Number	Anne B. Sublett	John R. Elrod*
John E. Gatliff II	R. Kevin Redwine	405-272-5718	Katy Day Inhofe	Greg S. Scharlau
Justin T. King	Tony W. Haynie	Writer's E-mail Address	J. Ryan Sacra	Terri Dill Chadick
J. Dillon Curran	Bruce W. Freeman	mbennett@cwlaw.com	Jason S. Taylor	Vicki Bronson*
	David R. Cordell		Julia Forrester-Sellers	Todd P. Lewis*
OF COUNSEL	John N. Hove		Elizabeth A. Hart
	C. Raymond Patton, Jr.		Elizabeth A. Hart	OF COUNSEL
Peter B. Bradford	Paul E. Braden		Melinda L. Kirk
Shelia M. Darling	Robert J. Melgaard		Cara M. Hair	Charles E. Scharlau*
	P. Scott Hathaway		Alissa A. Hurley
TULSA	Lawrence A. Hall		Heather Holt Bilderback	SANTA FE
	Timothy T. Trump		P. Joshua Wisley
Henry G. Will	Mark E. Dreyer		Heather D. Flynn	OF COUNSEL
Joseph J. McCain, Jr.	Nancy E. Vaughn			Douglas M. Rather
Lynnwood R. Moore Jr.	Gregory D. Renberg		OF COUNSEL	________________
Robert A. Curry
>Steven W. McGrath			William G. von Glahn	Benjamin C. Conner
			Bob F. McCoy	1879-1963
John M. Winters, Jr.
1901-1989

* Not Admitted in Oklahoma

November 4, 2003

LSB Industries, Inc.
16 South Pennsylvania
Post Office Box 754
Oklahoma City, Oklahoma 73101

Re: LSB Industries, Inc.; Form S-8 Registration Statement; Non-Qualified Stock Option Agreements; Our File No. 7033.11

Ladies and Gentlemen:

 We are delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-8 (the "Registration Statement") of LSB Industries, Inc., a Delaware corporation (the "Company"), for the registration of 804,000 shares of the Company's common stock, $0.10 par value (the "Common Stock"), to be issued by the Company pursuant to the Non-Qualified Stock Option Agreements granted to employees of the Company or the Company's wholly owned subsidiaries (collectively, the "Non-Qualified Agreements"), as set forth in Schedule "1."

In connection with this opinion, the undersigned has examined and relied upon such corporate records, certificates, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including, but not limited to, the following:

    (a) Company's Certificate of Incorporation, as amended;

    (b) Company's Bylaws, as amended;

    (c) the Non-Qualified Agreements;

    (d) Resolutions of the Board of Directors of the Company, dated July 8, 1999, November 29, 2001, April 18 and
        March 7, 2002, and September 18, 2003;

    (e) Certificate of Good Standing of the Company issued by the Secretary of State of Delaware, September 3, 2003,
        confirmed orally by the Secretary of State of Delaware on November 3, 2003;

     (f) Consent of Ernst & Young, LLP, dated November 3, 2003

      (g) Registration Statement; and

    (h) Summary Information regarding the Non-Qualified Agreements.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies. We have further assumed that any shares of the Company's Common Stock to be issued under the Non-Qualified Agreements will have been issued pursuant to the terms of the Non-Qualified Agreements and will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such shares. We have been advised by the Company that each Non-Qualified Agreement was issued to an employee of the Company or one of its subsidiaries while the recipient was duly employed by the Company or one of its subsidiaries, and in issuing this letter, we have relied upon such representation.

In reliance upon and based on such examination and review, we are of the opinion that, when the Registration Statement becomes effective pursuant to the rules and regulations of the Commission, the 804,000 shares of Common Stock which may be issued pursuant to the Non-Qualified Agreements will constitute, when purchased and issued pursuant to the terms of the Non-Qualified Agreements, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                                            Very truly yours,

                                                                            CONNER & WINTERS,
                                                                            a Professional Corporation

IHS/MHB

Schedule "1"

 Non-Qualified Agreements
Name of Plan	Number of Shares	Offering Price Per Share	Date of Agreement
Non-Qualified Stock Option Agreement - 1999 (Barry Golsen)	55,000	$1.25	7/8/1999
Non-Qualified Stock Option Agreement - 1999 (Brian Haggart)	30,000	$1.25	7/8/1999
Non-Qualified Stock Option Agreement - 1999 (Dan Ellis)	20,000	$1.25	7/8/1999
Non-Qualified Stock Option Agreement - 1999 (David Goss)	35,000	$1.25	7/8/1999
Non-Qualified Stock Option Agreement - 1999 (David Shear)	35,000	$1.25	7/8/1999
Non-Qualified Stock Option Agreement - 1999 (Jack Golsen)	176,500	$1.25	7/8/1999
Non-Qualified Stock Option Agreement - 1999 (Jim Jones)	35,000	$1.25	7/8/1999
Non-Qualified Stock Option Agreement - 1999 (Larry Jewell)	30,000	$1.25	7/8/1999
Non-Qualified Stock Option Agreement - 1999 (Mike Tepper)	50,000	$1.25	7/8/1999
Non-Qualified Stock Option Agreement - 1999 (Steve Golsen)	35,000	$1.25	7/8/1999
Non-Qualified Stock Option Agreement - 1999 (Tony Shelby)	35,000	$1.25	7/8/1999
Non-Qualified Stock Option Agreement - 2001 (Barry Golsen)	11,250	$2.73	11/29/01
Non-Qualified Stock Option Agreement - 2001 (Brian Haggart)	20,000	$2.73	11/29/01
Non-Qualified Stock Option Agreement - 2001 (Dan Ellis)	40,000	$2.73	11/29/01
Non-Qualified Stock Option Agreement - 2001 (Heidi Brown)	10,000	$2.73	11/29/01
Non-Qualified Stock Option Agreement - 2001 (Larry Jewell)	10,000	$2.73	11/29/01
Non-Qualified Stock Option Agreement - 2001 (Steve Golsen)	11,250	$2.73	11/29/01
Non-Qualified Stock Option Agreement - 2002 (Gary Eck)	5,000	$4.1875	12/1/2002
	5,000	$1.25	12/1/2002
	4,000	$2.73	12/1/2002
Non-Qualified Stock Option Agreement - 2002 (O. Machacek)	10,000	$2.73	12/1/2002
	10,000	$1.25	12/1/2002
	10,000	$4.1875	12/1/2002
Non-Qualified Stock Option Agreement - 2002 (Paul Keeling)	8,000	$4.1875	12/1/2002
	10,000	$1.25	12/1/2002
	10,000	$2.73	12/1/2002
	2,000	$9.00	12/1/2002
Non-Qualified Stock Option Agreement - 2002 (William Manion)	11,000	$4.1875	12/1/2002
	15,000	$1.25	12/1/2002
	10,000	$2.73	12/1/2002
	2,000	$9.00	12/1/2002
Non-Qualified Stock Option Agreement - 2002 (Giovando)	3,000	$4.1875	4/25/2002
Non-Qualified Stock Option Agreement - 2002 (Bailey)	50,000	$2.62	11/7/2002
804,000